Exhibit 99.1

ABVC Biopharma Announces Fiscal Year 2021 Financial and Operational Results

FREMONT, CA, March 31, 2022 -- ABVC BioPharma, Inc. (Nasdaq: ABVC), a biotechnology company specializing in botanically based solutions that seeks to deliver high efficacy with low toxicity for improved health outcomes, today announced its financial and operating results for the fiscal year ended December 31, 2021.

Full Year 2021 Financial Results

All comparisons are made on a year-over-year basis.

●	Revenues. We generated $355,797 and $483,045 in revenues for the year ended December 31, 2021 and 2020, respectively. The decrease of $127,248, or approximately 26%, was primarily caused by the decrease in contract services due to the impact of the COVID-19 pandemic.

●	Operating Expenses. Our operating expenses were $12,056,679 in the year ended December 31, 2021, as compared to $8,970,105 in the year ended December 31, 2020. Such increase in operating expenses was mainly attributable to the increase in stock-based compensation and selling, general and administrative expenses by $2,632,427 which relates to costs in conjunction with our public offering and our recent stock issuances, as well as increasing research and development expenses of $454,147 to continue to develop our pipeline.

●	Other Income (Expense). Other income was $495,141 for the year ended December 31, 2021, as compared to other expense of $2,308,160 for the year ended December 31, 2020. The increase was principally caused by an increase in foreign currency exchange income, government PPP forgiveness and a decrease in impairment loss and loss on investment in equity securities. Loss on impairment was $0 for the year ended December 31, 2021, compared to $961,217 for the year ended December 31, 2020.

●	Net Loss. Net loss was $12,035,851 for the year ended December 31, 2021, compared to $10,593,584 for the year ended December 31, 2020. The Company’s net loss increased by $1,442,267, or approximately 14%, during the year ended December 31, 2021, from the year ended December 31, 2020.

●	Working Capital. Working capital as of December 31, 2021 was $5,932,808, compared to $1,328,575 as of December 31, 2020, for an increase of $4,604,233, primarily as a result of an increase in net cash from financing activities. The net cash provided by financing activities increased by $427,707 due to the issuance of common stock partially offset by offering costs, repayment of convertible notes and repayment of short-term loans during the year ended December 31, 2021.

●	Cash and Cash Equivalents. The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of December 31, 2021 and 2020, the Company’s cash and cash equivalents amounted to $5,828,548 and $4,273,208, respectively.

Fourth Quarter 2021 Highlights

●	Vitargus® received the 2021 “National Innovation and Renewal of Diligence” award from the Institute for Biotechnology and Medicine Industry (IBMI) of Taiwan.

●	ABVC selected two additional clinical sites in Thailand to participate in the Phase II, Part 2 clinical study of Vitargus®.

●	BioKey, a wholly-owned subsidiary of the Company, took advantage of existing technology to produce a dietary supplement derived from the maitake mushroom. Research has shown that consuming certain amounts of the maitake mushroom tends to lower the risk of heart disease and provide immune system support. In addition, BioKey entered into a three-year distribution agreement with Define Biotech Co. Ltd. The agreement grants Define Biotech the exclusive right to distribute this new dietary supplement in China and Taiwan in exchange for a commitment to purchase $3 million worth of the new product over the three-year period.

“We are delighted with our remarkable accomplishments and meaningful progress in 2021,” said Dr. Howard Doong, M.D., Ph.D., Chief Executive Officer of ABVC BioPharma. “I am pleased that the CSR for the Phase II clinical study of our major depressive disorder (MDD) drug was received by the US FDA without comments. The study demonstrated material improvement in both efficacy and safety, compared to existing medications available. As such, we will seek a Phase III partner in 2022 to further prove the statistical significance of our MDD results. In addition, Vitargus, a gel we developed to make retina reattachment surgery more comfortable for the patient, has shown advantages over existing devices available to surgeons, prompting us to start a self-funded pivotal trial phase in 2022. We remain excited about our ongoing research initiatives and look forward to expanding our product pipeline in the future.”

About ABVC BioPharma

ABVC BioPharma is a clinical-stage biopharmaceutical company with an active pipeline of six drugs and one medical device (ABV-1701/Vitargus®) under development. For its drug products, it is focused on utilizing its licensed technology to conduct proof-of-concept trials through Phase II of the clinical development process at world-famous research institutions (such as Stanford University, University of California at San Francisco, and Cedars-Sinai Medical Center). For Vitargus®, the Company intends to conduct the clinical trials through Phase III at various locations throughout the globe.

Forward-Looking Statements

Clinical trials are in early stages, and there is no guarantee that any specific outcome will be achieved. This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to proceed to the next level of the clinical trials or to market our product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

Contact

ICR, LLC
Lucy Peng
Phone: +1 646-677-1872
Email: Lucy.Peng@icrinc.com

ABVC BIOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$5,828,548	$4,273,208
Restricted cash and cash equivalents	736,667	728,163
Accounts receivable, net	280,692	159,712
Accounts receivable - related parties, net	145,399	143,435
Due from related parties	1,286,618	696,255
Inventory, net	25,975	-
Short-term investments	108,147	-
Prepayment for long-term investments	684,720	-
Prepaid expense and other current assets	528,354	172,193
Total Current Assets	9,625,120	6,172,966

Property and equipment, net	525,881	514,834
Operating lease right-of-use assets	1,471,899	1,772,747
Goodwill, net	-	-
Long-term investments	932,755	1,190,727
Deferred tax assets	981,912	1,790,597
Prepaid expenses - noncurrent	119,309	119,315
Security deposits	41,157	45,519
Total Assets	$13,698,033	$11,606,705

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$-	$23,044
Short-term bank loans	1,640,000	1,629,000
Short term loan	-	100,000
Notes payable	-	106,800
Accrued expenses and other current liabilities	1,300,803	2,118,854
Advance from customers	10,985	12,070
Operating lease liability – current portion	347,100	316,178
Due to related parties	393,424	288,445
Convertible notes payable - related parties, current portion	-	250,000
Total Current Liabilities	3,692,312	4,844,391
Paycheck Protection Program Loan Payable	-	124,400
Tenant security deposit	10,580	19,280
Operating lease liability – noncurrent portion	1,124,799	1,456,567
Convertible notes payable - noncurrent portion	-	2,500,000
Total Liabilities	4,827,691	8,944,638

Equity
Preferred stock, $0.001 par value, 20,000,000 authorized, nil shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 authorized, 28,926,322 and 24,420,526 shares issued and outstanding	28,926	24,420
Additional paid-in capital	58,113,667	40,751,807
Stock subscription receivable	(2,257,400)	(3,160,360)
Accumulated deficit	(38,481,200)	(25,642,387)
Accumulated other comprehensive income	539,660	564,860
Treasury stock	(9,100,000)	(9,100,000)
Total Stockholders’ equity	8,843,653	3,438,340
Noncontrolling Interest	26,689	(776,273)
Total Equity	8,870,342	2,662,067

Total Liabilities and Equity	$13,698,033	$11,606,705

ABVC BIOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2021	2020
Revenue	$355,797	$483,045

Cost of revenue	5,086	18,716

Gross profit	350,711	464,329

Operating expenses
Selling, general and administrative expenses	5,746,119	4,273,468
Research and development expenses	1,003,805	549,658
Stock based compensation	5,306,755	4,146,979
Total operating expenses	12,056,679	8,970,105

Loss from operations	(11,705,968)	(8,505,776)

Other income (expense)
Interest income	43,196	71,045
Interest expense	(227,210)	(405,032)
Operating sublease income	134,576	20,071
Operating sublease income - related parties	4,800	4,800
Impairment loss	-	(961,217)
Investment loss	-	(40,589)
Gain/Loss on foreign exchange changes	426,316	(3,275)
Gain/Loss on investment in equity securities	(269,844)	(1,168,733)
Other income (expense)	22,409	174,770
Government grant income	360,898	-
Total other income (expenses)	495,141	(2,308,160)

Loss before provision for income tax	(11,210,827)	(10,813,936)

Provision for income tax expense (benefit)	825,024	(220,352)

Net loss	(12,035,851)	(10,593,584)

Net loss attributable to noncontrolling interests	802,962	(802,420)

Net loss attributed to ABVC and subsidiaries	(12,838,813)	(9,791,164)
Foreign currency translation adjustment	(25,200)	(98,893)
Comprehensive loss	$(12,864,013)	$(9,890,057)

Net loss per share:
Basic and diluted	$(0.51)	$(0.50)

Weighted average number of common shares outstanding:
Basic and diluted	25,053,522	19,715,559

ABVC BIOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
Cash flows from operating activities
Net loss	$(12,035,851)	$(10,593,584)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,993	37,142
Stock based compensation	5,306,755	4,146,979
Gain/Loss on investment in equity securities	269,844	1,168,733
Government grant income	(360,898)	-
Other non-cash income and expenses	-	(15,360)
Investment loss	-	1,001,806
Deferred tax	824,199	(223,201)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(120,980)	3,696
Decrease (increase) in prepaid expenses and other current assets	(357,276)	(15,778)
Decrease (increase) in due from related parties	(595,037)	20,645
Decrease (increase) in inventory	(25,830)	-
Increase (decrease) in accounts payable	(23,044)	(951)
Increase (decrease) in accrued expenses and other current liabilities	(173,151)	(359,822)
Increase (decrease) in advanced from others	(1,085)	(1,015)
Increase (decrease) in due to related parties	(317,358)	266,791
Net cash used in operating activities	(7,597,719)	(4,563,919)

Cash flows from investing activities
Net proceeds from sale of investment	-	147,804
Purchase of investments	(107,547)	-
Purchase of equipment	(17,503)	-
Loan to related parties	-	(373,235)
Prepayment for equity investment	(680,916)
Net cash used in investing activities	(805,966)	(225,431)

Cash flows from financing activities
Issuance of common stock	11,119,452	7,615,331
Payment for offering costs	(850,429)	-
Proceeds from convertible notes	-	2,500,000
Repayment of convertible notes	(306,836)	-
Repayment of short-term loan	(100,000)	-
Repayment of notes payable	(107,400)	-
Repayment of short-term bank loan	-	(350,000)
Proceeds from short-term loan	-	100,000
Proceeds from long-term loan	236,498	124,400
Proceeds from (repayments of) short term borrowings from third parties	4,265	(480,989)
Proceeds from borrowings from related parties	-	72,704
Repayment of long-term bank loans	-	(13,603)
Net cash provided by financing activities	9,995,550	9,567,843

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(28,021)	62,435

Net increase in cash and cash equivalents and restricted cash	1,563,844	4,840,928

Cash and cash equivalents and restricted cash
Beginning	5,001,371	160,443
Ending	$6,565,215	$5,001,371

Supplemental disclosure of cash flows
Cash paid during the year for:
Interest expense paid	$333,873	$208,556
Income taxes paid	$-	$-
Non-cash financing and investing activities
Common shares issued for debt conversion	$2,693,548	$1,717,051

5